Exhibit 99

FOR IMMEDIATE RELEASE

COMARCO Announces Results of Annual Shareholders’ Meeting

IRVINE, Calif., June 20, 2006 – Comarco, Inc. (NASDAQ: CMRO), announced that at its Annual Meeting of Shareholders held today, the Company’s shareholders approved the election of the Board of Directors’ slate of five Directors; the adoption of the Company’s 2005 Equity Incentive Plan; and the ratification of the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the current fiscal year ending January 31, 2007.

The directors reelected to serve until the Company’s 2007 Annual Meeting are Don M. Bailey, Chairman of the Board; Thomas A. Franza, President and Chief Executive Officer of the Company; Gerald D. Griffin, an executive consultant; Jeffery R. Hultman, Chief Executive Officer and Director of Network Installation Corporation; and Erik H. van der Kaay, retired Chairman of the Board of Symmetricom.

The Company will report the final vote tally in its Form 10-Q for the period ending July 31, 2006.

About Comarco

Based in Irvine, Calif., Comarco is a leading provider of wireless test solutions for field test applications, wireless emergency call box systems, and ChargeSource universal mobile power products for laptop computers, cellular telephones, and other handheld devices. The Company’s Web sites can be found at www.comarco.com and www.chargesource.com.

Company Contacts:		Investor Contact:
Tom Franza	Dan Lutz	Douglas Sherk/Jennifer Beugelmans
President and CEO	Vice President and CFO	CEO/Senior Vice President
Comarco, Inc.	Comarco, Inc.	EVC Group, Inc.
(949) 599-7440	(949) 599-7556	(415) 896-6820
tfranza@comarco.com	dlutz@comarco.com	dsherk@evcgroup.com

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2 Cromwell, Irvine, CA 92618 U.S.A.         Office: (949) 599-7400         Fax: (949) 599-1415